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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                            FIRST BANK SYSTEM, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                          , 1994

    The undersigned hereby appoints David Parrin, Michael O'Rourke and Richard Zona, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote all shares of Common Stock of First Bank System, Inc. ("FBS") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held at
                        , Minneapolis, Minnesota,  on                 , 1994  at
          local time and at any and all adjournments thereof, as set forth on the reverse side hereof.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ALL PROXIES ARE IMPORTANT, SO PLEASE COMPLETE EACH PROXY SENT TO YOU AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.
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    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE  SPECIFIED,
THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. SHARES HELD IN THE FIRST BANK SYSTEM CAPITAL ACCUMULATION PLAN FOR WHICH A PROXY IS NOT RECEIVED WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS VOTES ACTUALLY CAST BY PLAN PARTICIPANTS.

/X/  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.
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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
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1.   The  approval and  adoption of  the Agreement of   FOR   AGAINST   ABSTAIN
    Merger and Consolidation by  and between FBS  and   / /     / /       / /
    Metropolitan  Financial Corporation ("MFC") dated
    July 21, 1994 (the  "Merger Agreement"), and  the
    transactions  contemplated  thereby.  Pursuant to
    the Merger  Agreement,  among other  things,  MFC
    will  be merged with and into FBS (the "Merger"),
    and each outstanding  share of  MFC Common  Stock
    will  be exchanged for 0.6803 share of FBS Common
    Stock (with  cash  paid  in  lieu  of  fractional
    shares),  subject to certain adjustments based on
    FBS Common Stock prices.
2.  The adjournment of the Special Meeting to a later   FOR   AGAINST   ABSTAIN
    date to permit further solicitation of proxies in   / /     / /       / /
    the event there are not sufficient votes present in person or by proxy at the Special Meeting to approve and adopt Proposal No. 1.

                                             Should the  undersigned be  present
                                             and  elect to  vote at  the Special
                                             Meeting  or   at  any   adjournment
                                             thereof  and after  notification to
                                             the Secretary of FBS at the Special
                                             Meeting   of    the    shareholders
                                             decision to revoke this proxy, then
                                             the  power of  said attorneys shall
                                             be  deemed  terminated  and  of  no
                                             further force and effect.

                                             Please  sign  this card  exactly as
                                             your name appears on the left  side
                                             of   this  card.  When  signing  as
                                             attorney, executor,  administrator,
                                             trustee  or  guardian,  please give
                                             your full title. If shares are held
                                             jointly, each holder should sign.

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                                  SIGNATURE(S)                           DATE(S)